EXHIBIT 21.1

Subsidiaries

•	Vertex Merger Sub, LLC, a California Limited Liability Company (wholly-owned)

•	Vertex Energy Operating, LLC, a Texas Limited Liability Company (wholly-owned)(“Vertex Operating”)

•	E-Source Holdings, LLC, a Texas Limited Liability Company (wholly-owned)

•	Vertex Refining, NV, LLC, a Nevada Limited Liability Company (wholly-owned)

•	Vertex Refining OH, LLC, an Ohio Limited Liability Company (wholly-owned by Vertex Operating)

•	Vertex Refining, LA,, LLC, a Louisiana Limited Liability Company (wholly-owned)

•	Vertex II, GP, LLC, a Nevada Limited Liability Company (wholly-owned)

•	Vertex Acquisition Sub, LLC, a Nevada Limited Liability Company (“Vertex Acquisition”) (wholly-owned by Vertex Operating)

•	Golden State Lubricant Works, LLC, a Delaware Limited Liability Company (wholly-owned)
Wholly-owned subsidiaries of Vertex Acquisition:

◦	Cedar Marine Terminals, L.P., a Texas limited partnership

◦	Crossroad Carriers, L.P., a Texas limited partnership

◦	Vertex Recovery, L.P., a Texas limited partnership

◦	H&H Oil, L.P., a Texas limited partnership